Exhibit 24

                                POWER OF ATTORNEY


            Know all by these present, that the undersigned hereby constitutes and appoints each of J. Robert Patterson and Mason N. Carter with power of substitution, the undersigned's true and lawful attorney-in-fact to execute for and on behalf of the undersigned, in the undersigned's capacity as [an officer/a director] of Merrimac Industries, Inc. (the "Company"), (a) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and (b) Form 144 in accordance with Rule 144 under the Securities Act of 1933, and timely file such Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority.

            The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933.

            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

            IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24 day of June, 2009.


                                         /s/ Timothy P. McCann
                                         ---------------------



                                         Timothy Patrick McCann
                                         ---------------------
                                         Print Name